EXHIBIT I


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-52147 on Form S-8 of California Energy Company, Inc. of our report dated June 29, 1995, appearing in this Annual Report on Form 11-K of California Energy Company, Inc. for the year ended December 31, 1994.




DELOITTE & TOUCHE LLP
June 29, 1995
Omaha, Nebraska